EXHIBIT 99.1

For Immediate Release

For Information Contact:

Kenneth W. Sanders	Larry Wahl
Chief Financial Officer	Director, Investor Relations & Corp. Comm.
(954) 489-4000, ext. 7900	(954) 489-4000, ext. 7225

SportsLine.com, Inc. Announces Non-Cash Changes to Previously Reported

Financial Results; Updates Business Outlook for 2003

Company to Amend Previously Issued Financial Statements To Reflect Discontinued Operations

and Non-Cash Changes to Previously Reported Financial Results;

Restatements Have No Impact On Cash Flows

FORT LAUDERDALE, FL (September 26, 2003) – SportsLine.com, Inc. (Nasdaq:SPLN), a leading Internet sports media company and publisher of CBS SportsLine.com (http://cbs.sportsline.com), announced today that it intends to amend its previously issued historical financial statements to correct an error in the way the Company had previously accounted for certain employee stock option grants. The change will increase net loss for 2001 by approximately $5.0 million from $61.1 million to approximately $66.1 million, for 2002 by approximately $2.3 million from $48.2 million to approximately $50.5 million and for the first six months of 2003 by approximately $700,000 from $22.2 million to approximately $22.9 million. The changes do not have any effect on the Company’s previously reported cash flows or announced EBITDA results.

The changes to the Company’s financial statements will be made in conjunction with the re-audit of its 2001 financial statements due to the reclassification of its gaming information operations as discontinued operations in prior period financial statements. Under applicable auditing standards, a re-audit is necessary if a company’s prior auditors have ceased operations and the historical financial statements include reclassifications to reflect separately the impact of discontinued operations. The Company previously announced in February 2003 its intention to dispose of its gaming information operations, consisting of VegasInsider.com and Las Vegas Sports Consultants, in order to focus on its core business, including proprietary-branded properties NFL.com, PGATOUR.com and NCAAsports.com. The Company sold VegasInsider.com in June 2003 and expects to complete the sale of Las Vegas Sports Consultants by the end of the year. As a result, the Company’s gaming information operations must be reclassified as discontinued operations. The Company’s consolidated financial statements for the year ended December 31, 2001 were previously audited by Arthur Andersen LLP. Arthur Andersen ceased operations during 2002 and the Company engaged Ernst & Young, LLP as its auditor beginning with its 2002 consolidated financial statements and to perform the required re-audit of its financial statements for the year ended December 31, 2001.

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SportsLine.com, Inc. Announces Non-Cash Changes to Previously Reported	page 2
Financial Results; Updates Business Outlook for 2003

The Company has historically accounted for employee stock options using the intrinsic value method of accounting as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense was recorded for stock option grants pursuant to APB No. 25 because the Company believed it had granted all stock options to its employees with an exercise price equal to market price on the measurement date of each grant. It has recently been brought to the Company’s attention by Ernst & Young that the Company had made an error in the determination of the measurement date for certain option grants which has an effect on the calculation of the intrinsic value of such grants. After consulting with Ernst & Young and the Company’s audit committee, the Company has determined that it would be appropriate to record non-cash compensation expense to reflect the intrinsic value of such option grants based on the corrected measurement date. The expense relates to a total of approximately 8.4 million options granted, of which approximately 54% of such options have been cancelled and less than 2% have been exercised.

“These accounting revisions have no impact on our historical EBITDA, cash flows or overall business,” said Kenneth W. Sanders, Chief Financial Officer of SportsLine.com, Inc. “We believe strongly that it is important that our financial statements strictly comply with generally accepted accounting principles and disclosure requirements for publicly traded companies. These changes do not have any effect on past or future cash flows.”

The Company will file reports reflecting the changes as soon as the re-audit of 2001 is completed, which the Company anticipates will be no later than November 15, 2003. The Company does not anticipate the restated consolidated statements will include any other adjustments. However, such additional adjustments are possible as a result of the re-audit of 2001 by Ernst & Young.

The Company also updated its business outlook for the third quarter and remainder of 2003. While the Company is still anticipating double-digit revenue growth for the full year 2003 from continuing operations and positive cash flow for the fourth quarter, revenue for the third quarter 2003 is now expected to be approximately 5% below the lower end of the range previously provided of $16.0-17.0 million. For the full year 2003, the Company expects revenue to be approximately 5-10% less than the lower end of the range previously provided of $64.0-66.0 million. The Company attributes the reduction in revenue expectations to a combination of increased competition in the fantasy sports subscription market and a slower than expected recovery of the online advertising market. In addition, the Company’s previous outlook anticipated that joint sales efforts with CBS would contribute significantly more advertising revenue than is currently anticipated for the third and fourth quarters of 2003. Also, the Company expects to record a one-time charge in the third quarter 2003 of $2.8 million to reflect the reduction in the estimated value of the e-commerce assets it acquired from MVP.com, Inc. in January 2001.

The Company is now projecting an EBITDA loss from continuing operations (net loss excluding interest and other expense, depreciation and amortization, amortization of equity issued to third parties, stock compensation expense, loss on the sale of discontinued operations and write-down of e-commerce assets) for the third quarter 2003 of between $1.5 and $2.5 million, and an EBITDA loss

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SportsLine.com, Inc. Announces Non-Cash Changes to Previously Reported	page 3
Financial Results; Updates Business Outlook for 2003

from continuing operations for the full year 2003 to be between $2.5 and $4.0 million. This expectation compares with the 2002 EBITDA loss from continuing operations of $14.5 million. The following table reconciles the Company’s EBITDA outlook for the third quarter and full year 2003 to its anticipated net loss during these periods.

	Three Months Ending September 30, 2003	Year Ending December 31, 2003
	(in millions)
Revenue outlook	$15.0 – $15.5	$57.6 – $60.8

EBITDA Outlook:
Net loss	($12.0) – ($13.0)	($36.8) – ($38.8)
Amortization of equity issued to third parties	$5.9	$23.8
Writedown of e-commerce assets	$2.8	$2.8
Depreciation and amortization	$1.1	$4.6 – $5.1
Stock compensation expense	$0.5	$1.9
Loss from discontinued operations	$0.1	$0.7
Interest and other, net	$0.1	$0.4

EBITDA	($1.5) – ($2.5)	($2.5) – ($4.0)

About SportsLine.com, Inc.

SportsLine.com (Nasdaq:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce. As the publisher of CBS SportsLine.com and the official Web sites of the NFL, PGA TOUR and NCAA Sports, the Company serves as one of the most comprehensive sports information sources available, containing an unmatched breadth and depth of multimedia sports news, information, entertainment and merchandise. SportsLine.com also serves as a primary sports content provider for America Online.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com’s actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, dependence on advertising revenues, which are difficult to forecast, the growth rate of the Internet, constantly changing technology and market acceptance of the company’s products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com’s Securities and Exchange Commission filings, including those discussed under the caption “Risk Factors That May Affect Future Results” in SportsLine.com’s latest Annual Report on Form 10-K. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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